Exhibit 107
Calculation of Filing Fee Table

FORM S-3
(Form Type)

Southwestern Electric Power Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Unsecured Notes	457(o)			$2,250,000,000	0.00014760
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Total Offering Amounts						$2,250,000,000		$332,100
Total Fees Previously Paid								N/A
Total Fee Offsets								$10,910
Net Fee Due								$321,190

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	Southwestern Electric Power Company	S-3	333-258961	August 20, 2021		$10,910 (1)	Debt	Unsecured Notes	(1)	$100,000,000
Fee Offset Sources	Southwestern Electric Power Company	S-3	333-258961		August 20, 2021						$65,460

(1) The Company previously registered an indeterminate number of Unsecured Notes having an aggregate offering price up to $600,000,000 on a Registration Statement on Form S-3 (File No. 333-258961) on August 20, 2021 which was declared effective on August 27, 2021 (the “Prior Registration Statement”). The Company paid a filing fee of $65,460 in connection with such registration. In connection therewith, $100,000,000 of the Unsecured Notes remain unsold, leaving $10,910 in previously paid fees available for future offset. Pursuant to Rule 457(p) under the Securities Act, the Company is using $10,910 of the unused filing fees to offset the filing fee payable in connection with this filing. In accordance with Rule 457(p), the offering of securities registered under the Prior Registration Statement has been terminated.